Exhibit 4

REGISTERED	REGISTERED
No. V-1 CUSIP 67021C AN7 ISIN NO. US67021CAN74 REGISTERED OWNER: CEDE & CO.
PRINCIPAL AMOUNT: $400,000,000
STATED MATURITY: MAY 15, 2029
INTEREST PAYMENT DATES:
MAY 15 AND NOVEMBER 15
REGULAR RECORD DATES: MAY 1 OR NOVEMBER 1 IMMEDIATELY PRECEDING THE APPLICABLE INTEREST PAYMENT DATE

NSTAR ELECTRIC COMPANY
doing business as EVERSOURCE ENERGY

3.25% DEBENTURE DUE MAY 15, 2029
THIS SECURITY IS A REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF.
Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to NSTAR ELECTRIC COMPANY, doing business as EVERSOURCE ENERGY, or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (the “Registered Owner”) (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
NSTAR ELECTRIC COMPANY, doing business as EVERSOURCE ENERGY, a corporation duly organized and validly existing under the laws of The Commonwealth of Massachusetts (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Owner, or registered assigns, the principal amount specified in the title of this security (the “Principal Amount”) on the Stated Maturity, except to the extent redeemed prior to the Stated Maturity, and to pay interest on said principal sum semi-annually on each Interest Payment Date, commencing November 15, 2019, at the rate per annum specified in the title of this Security, from the May 15 and November 15, as the case may be, next preceding the date of this Security to which interest has been paid unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on this Security, in which case from the date of initial issuance until payment of said principal sum has been made or duly provided for and at such rate on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be made on the next Business Day, but installment of interest. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be made on the next Business Day, but such payment will be deemed to have been made on the date that payment was due. No interest will] accrue on the amount payable for the period from the actual payment date to such next Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as otherwise provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the May 1 or November 1, as the case may be, next preceding such May 15 or November 15.
The principal of (and premium, if any) and interest on this Security are payable in such coin or currency of the United States of America as at the time payment is legal tender for payment of public and private debts, at the office or agency of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (hereinafter called the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), as Indenture Trustee and Paying Agent, located at c/o The Bank of New York Mellon, 111 Sanders Creek Parkway, East Syracuse, New York 13057, or at such other office as the Indenture Trustee shall designate by written notice to the Registered Owner of this Security; provided that interest shall be paid by wire transfer in immediately available funds to an account located in the United States of America as the Registered Owner hereof shall designate to the Indenture Trustee in writing at least 15 Business Days prior to such Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS, INCLUDING THE OPTIONAL REDEMPTION PROVISIONS, OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE. UNLESS THE CERTIFICATE OF AUTHENTICATION HEREON HAS BEEN EXECUTED BY THE TRUSTEE BY MANUAL SIGNATURE, THIS SECURITY SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE INDENTURE, OR BE VALID OR OBLIGATORY FOR ANY PURPOSE.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its seal.

NSTAR ELECTRIC COMPANY doing business as EVERSOURCE ENERGY
Date: May 17, 2019	By:__________________________ John M. Moreira Senior Vice President - Finance and Regulatory and Treasurer
Attest:	By:__________________________ Richard J. Morrison Secretary and Clerk

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Trustee
By: ___________________________ Name: Title:

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(Reverse of Security)
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued under the Indenture, dated as of September 1, 1988, as supplemented, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly Bank of Montreal Trust Company), as Indenture Trustee, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Indenture Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered.
This Security is one of the series designated as the 3.25% Debentures due May 15, 2029.
The Securities are redeemable, in whole or in part, at the Company’s option at any time. If the Company elects to redeem the Securities prior to the Par Call Date (as defined herein), it will do so at a redemption price equal to the greater of the following amounts: (i) 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to but excluding the redemption date or (ii) as determined by the Quotation Agent (as defined herein), the sum of the present values of the principal and the remaining scheduled payments of interest on the Securities to be redeemed from the redemption date through the Par Call Date (not including any portion of any payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined herein) plus 15 basis points plus accrued and unpaid interest to, but excluding, the redemption date. If the Company elects to redeem the Securities on or after the Par Call Date, it will do so at a redemption price equal to one hundred percent (100%) of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. The Company will send notice of any redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption. The Securities will not be entitled to the benefit of a sinking fund.
The terms which follow, when used in this Security, shall have the following meanings:
“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual maturity comparable to the remaining term from the redemption date to the Par Call Date of the debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term from the redemption date to the Par Call Date of the debentures.

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“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.
“Par Call Date” means the date that is three months prior to the maturity date of the debentures.
“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Indenture Trustee, as Indenture Trustee and Paying Agent, located at c/o The Bank of New York Mellon, 111 Sanders Creek Parkway, East Syracuse, New York, 13057, or at such other office as the Indenture Trustee shall designate by written notice to the Registered Owner of this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series, of any authorized denominations and for a like aggregate principal amount and tenor, will be issued to the designated transferee or transferees; provided, however, that the Indenture Trustee will not be required to register the transfer of or exchange any Security that has been called for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.
The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount and tenor of Securities of this series of any authorized denomination, as requested by the Holder surrendering the same; provided, however, that the Company shall not be required to issue any Securities of this series of a denomination less than $1,000.
No service charge (to the Holder) will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture Trustee shall be entitled to withhold from all payments of principal of (and premium, if any) and interest on this Security any amounts required to be withheld under the applicable provisions of the Federal income tax laws of the United States at the time of such payments.
Prior to due presentment for registration of transfer of this Security, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee, may treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Security be overdue and neither the Company, the Indenture Trustee nor any agent of the Company or Indenture Trustee shall be affected by notice to the contrary.
If an Event of Default shall occur and be continuing, the principal of the Securities of this series may be declared due and payable, and such declarations may be in certain events rescinded, in the manner and with the effect provided in the Indenture.
The Indenture permits, to the extent therein provided, the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding if all of the Securities Outstanding are affected, or the Holders of a majority in aggregate principal amount of each series to be affected, in case one or more, but less than all, of the series of the Outstanding Securities are affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.
The Securities of this series are unsecured.
All terms in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Security, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any partner, member, incorporator, stockholder, officer or director, as such, past, present of future, of the Company or of any successor or any of their assets, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Security.

This Security shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - ____________________ Custodian ____________________
(Custodian)                (Minor)

under Uniform Gifts to Minors Act
_______________________________
(State)

Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT
FOR VALUE RECEIVED, I or we sell, assign and transfer to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:
________________________________________
_______________________________________________________________________________
(Print or type name, address and zip code of assignee)
_________________________________________________________________________________
the within Security and hereby irrevocably constitute and appoint    attorney to transfer the said Security on the books of the Company with full power of substitution in its premises.
Dated:_______________________ Signed________________________
Signatures must be guaranteed by a commercial bank or trust company or a member of a major stock exchange.
_____________________________________
Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular, without alteration or enlargement or any change whatever.

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